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                                                                     EXHIBIT 5.1

                      [JENKENS & GILCHRIST LETTERHEAD]


                               April 30, 1997





Hugh A. Simpson, Esq.
Cash America International, Inc.
1600 West Seventh Street
Fort Worth, Texas 76102


         Re: Cash America International, Inc. - Registration Statement on Form S-8 filed in connection with the Company's Nonqualified Savings Plan

Gentlemen:

         We have acted as counsel to Cash America International, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about May 1, 1997 under the Securities Act of 1933, as amended (the "Securities Act"), relating to 200,000 shares of the $.10 par value common stock (the "Common Stock") of the Company that are offered pursuant to the Company's Nonqualified Savings Plan (the "Plan").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation and the Bylaws of the Company, as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the issuance of shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably
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Cash America International, Inc.
April 30, 1997
Page 2


appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that the Company presently has available at least 200,000 shares of authorized but unissued stock and/or treasury shares from which the 200,000 shares of Common Stock proposed to be granted under the Plan may be issued. Assuming that (a) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons granted shares of Common Stock under the Plan and (b) the shares of Common Stock are issued in accordance with the Plan, then the shares of Common Stock granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                 Very truly yours,

                                 JENKENS & GILCHRIST, a Professional
                                 Corporation


                                 By: /s/ L. STEVEN LESHIN
                                    -------------------------------
                                     L. Steven Leshin
                                     Authorized Signatory